                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Experts," "Summary Historical Consolidated Financial Data," and "Selected Historical Consolidated Financial Data," and to the use of our report dated February 14, 1997 in the Registration Statement (Form S-4) and related Prospectus of Details Capital Corp. for the registration of its $110 million 12 1/2% Senior Discount Notes due 2007.

                                          /s/ McGladrey & Pullen, LLP
                                          ---------------------------
                                          McGladrey & Pullen, LLP

Anaheim, California
November 26, 1997